UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

Orbsat Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40447	65-0783722
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 560-5355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OSAT	The Nasdaq Stock Market, Inc.
Warrants	OSATW	The Nasdaq Stock Market, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, the Company appointed Sarwar Uddin as the Chief Financial Officer of the Company. Mr. Uddin replaced Thomas Seifert, whose employment by the Company terminated on the same date.

Sarwar Uddin, 60, served as the Chief Financial Officer of Ominto Inc. from November 2018 until February 2021. Ominto, Inc. is a global online Cash Back shopping business. From April 2017 until October 2018 Mr. Uddin served as the Corporate Controller of Twinlab Consolidated Corporation, a marketer, distributor and direct to consumer retailer of branded nutritional supplements and other natural products sold to and through domestic health and natural food stores, mass market retailers, specialty stores retailers, on-line retailers, and websites. From 2015 to 2017, Mr. Uddin served as the Vice President and Corporate Controller of Excelium Holdings, LLC; a start-up company doing business in legal marketing and mail order pharmacy space. In August 2016, Excelium Management, LLC, a wholly owned subsidiary of Excelium Holdings, LLC, filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code that later was converted into Chapter 7 bankruptcy. In his capacity as Vice President and Corporate Controller of Excelium Holdings, LLC, Mr. Uddin assisted Excelium Management, LLC in working through the bankruptcy proceedings and winding down the business. Mr. Uddin is a Certified Public Accountant in the State of Florida and the State of Delaware. Mr. Uddin also holds a Master of Science in Accounting degree from Florida Atlantic University, and a Master of Business Administration degree from Florida International University. There are no transactions involving the Company and Mr. Uddin which transaction would be reportable pursuant to Item 404(a) of Regulation S-K (“Regulation S-K”) promulgated under the Securities Act of 1933, as amended. There are no family relationships that would be reportable pursuant to Item 401(d) of Regulation S-K.

On June 22, 2021, the Company entered into an employment agreement with Mr. Uddin (the “Uddin Agreement”). The employment agreement has an initial term of one year. The term of the employment agreement will be automatically extended for additional one-year terms unless terminated by the Company or Mr. Uddin by written notice. Mr. Uddin’s annual base compensation is $240,000. The Company may increase (but not decrease) his compensation during its term. In addition, Mr. Uddin will be entitled to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. Mr. Uddin is also entitled to participate in any other executive compensation plans adopted by the Board of Directors and is eligible for such grants of awards under stock option or other equity incentive plans as the Compensation Committee of the Company may from time to time determine (the “Share Awards”). The Company is required to pay or to reimburse Mr. Uddin for all reasonable out-of-pocket expenses actually incurred or paid by Mr. Uddin in the course of his employment, consistent with the Company’s policy. Mr. Uddin shall be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior Employees. The employment agreement may be terminated based on death or disability of the executive, for cause or without good reason, for cause or with good reason, and as a result of the change of control of the Company. The employment agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants, indemnification provisions, etc.

On June 22, 2021, the Company appointed Theresa Carlise, Controller, Treasurer and Secretary.

Ms. Carlise, 62, previously served as Chief Financial Officer, Treasurer and Secretary of the Company from June 9, 2015 until the October 16, 2020 expiration of her CFO employment agreement with the Company. The Company retained her services on a non-exclusive basis as the Company’s Comptroller to facilitate the CFO transition until December 7, 2020. Prior thereto she served as a financial advisor to FTE Networks (OTCQX: FTNW), a provider of infrastructure services for the telecommunications and wireless sector, from May 2014 through March 2015, and as Chief Financial Officer and director from September 2011 through May 2014. Prior to FTE Networks, she served as the Chief Executive Officer, Chief Financial Officer and a director of CSI Consultants Inc, which provided information technology consulting and system design to the industrial and manufacturing sectors, from July 2010 to September 2011 and as Chief Financial Officer and a director of Las Vegas Railway Express, Inc. (OTCBB: LVRE), a developer of passenger rail transportation and related ancillary services, from December 2009 through July 2010. Ms. Carlise also served as the Chief Financial Officer of Shearson Financial Network, Inc. (OTCBB: SFNN), and as Chief Financial Officer, senior vice president and a director of National Record Mart, Inc. (NASDAQ: NRMI). From October 2006 to November 2007 Ms. Carlise served as Chief Financial Officer of Shearson Financial Network, Inc., a direct to consumer mortgage banking company. Declining market conditions in the mortgage banking industry in 2007, contributed to Shearson filing a voluntary petition under Chapter 11 of the United States Bankruptcy Code in June of 2008. Ms. Carlise holds a Bachelor of Science in Finance from Indiana University of Pennsylvania. There are no transactions involving the Company and Ms. Carlise which transaction would be reportable pursuant to Item 404(a) of Regulation S-K. There are no family relationships that would be reportable pursuant to Item 401(d) of Regulation S-K.

On June 22, 2021, the Company entered into an employment agreement with Ms. Carlise (the “Carlise Agreement”). The employment agreement has an initial term of one year. The term of the employment agreement will be automatically extended for additional one-year terms unless terminated by the Company or Ms. Carlise by written notice. Ms. Carlise’s annual base compensation is $180,000, The agreement provides for medical plan coverage and an auto allowance. The Company may increase (but not decrease) her compensation during its term. In addition, Ms. Carlise will be entitled to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors. Ms. Carlise is also entitled to participate in any other executive compensation plans adopted by the Board of Directors and is eligible for such grants of awards under stock option or other equity incentive plans as the Compensation Committee of the Company may from time to time determine (the “Share Awards”). The Company is required to pay or to reimburse Ms. Carlise for all reasonable out-of-pocket expenses actually incurred or paid by Ms. Carlise in the course of her employment, consistent with the Company’s policy. Ms. Carlise shall be entitled to participate in such pension, profit sharing, group insurance, hospitalization, and group health and benefit plans and all other benefits and plans, including perquisites, if any, as the Company provides to its senior Employees. The employment agreement may be terminated based on death or disability of the executive, for cause or without good reason, for cause or with good reason, and as a result of the change of control of the Company. The employment agreement also contains certain provisions that are customary for agreements of this nature, including, without limitation, non-competition and non-solicitation covenants, indemnification provisions, etc.

The foregoing descriptions of the Uddin Agreement and the Carlise Agreement are qualified in their entirety by the actual text of the agreements, which are attached hereto as Exhibits 10.27 and 10.28, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.27	Sarwar Uddin Employment Agreement
10.28	Theresa Carlise Employment Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Executive Chairman & Chief Executive Officer

Dated: June 22, 2021